UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2013

Cytomedix, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	01-32518	23-3011702
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

209 Perry Parkway, Suite 7, Gaithersburg, MD 20877

(Address of Principal Executive Office) (Zip Code)

240-499-2680

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On October 28, 2013, James S. Benson informed the Company that he will not stand for re-election to the Board of Directors at the upcoming 2013 Annual Meeting of Shareholders. Mr. Benson’s decision not to stand for re-election was for personal reasons and not for cause or due to or resulting from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Benson further notified the Company that the effective date of his departure as the Company’s director (and a Compensation Committee and Nominating and Governance Committee member, respectively) is October 31, 2013. The Company thanks Mr. Benson for many years of service on the Company’s Board and wishes him well in his future endeavors.

Chairman of the Compensation Committee

On October 28, 2013, the Company’s Board accepted Mark T. McLoughlin’s resignation as the Chairman of the Compensation Committee and appointed Lyle Hohnke, a Board member at large, to chair the Committee. Mr. McLoughlin will remain a member of the Compensation Committee.

Item 9.01	Exhibits

NA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cytomedix, Inc.

By:	/s/ Martin P. Rosendale
Martin P. Rosendale Chief Executive Officer

Date: October 31, 2013